UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2017

ENVIRONMENTAL PACKAGING TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 West by Northwest, Suite 110 Houston, Texas 77040	77040
(Address of principal executive offices)	(Zip Code)

(877) 824-4733
 (Registrant’s telephone number, including area code)

International Metals Streaming Corp.
 12303 Airport Way, Suite 200
 Broomfield, CO 80021
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as “anticipates,” believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “future,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

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our financial performance, including our history of operating losses;
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our ability to obtain additional funding to continue our operations;
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our ability to successfully develop and commercialize our products;
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changes in the regulatory environments of the United States and other countries in which we intend to operate;
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our ability to attract and retain key management and marketing personnel;
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competition from new market entrants;
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our ability to successfully transition from a research and development company to a marketing, sales and distribution concern;
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our ability to identify and pursue development of additional products; and
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the other factors contained in the section entitled “Risk Factors” contained in this Current Report on Form 8-K.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

EXPLANATORY NOTE

As used in this Current Report on Form 8-K (1) the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Environmental Packaging Technologies Holdings, Inc., a Nevada corporation, formerly named International Metals Streaming Corp. (“IMST”), and Environmental Packaging Technologies, Inc., a Delaware corporation (“EPT”), after giving effect to the Merger (defined below) and the related transactions described herein, (2) the term IMST refers to the business of International Metals Streaming Corp., prior to the Merger, and (3) the term “EPT” refers to the business of Environmental Packaging Technologies, Inc., prior to the Merger, in each case unless otherwise specifically indicated or as is otherwise contextually required. Although International Metals Streaming Corp. changed its name to Environmental Packaging Technologies, Inc. by filing a certificate of amendment with the Secretary of State of Nevada on February 2, 2017, to avoid confusion and for purposes of clarity, the historical pre-Merger operations of the Company are referred to in this Current Report as “IMST”.

This Current Report on Form 8-K is being filed with the Securities and Exchange Commission (the “SEC”) in connection with a series of transactions consummated by us that relate to the Merger between IMST and EPT, which transactions are described herein, together with certain related actions taken by us.

On June 12, 2017, we filed with the SEC a Current Report on Form 8-K (the “6/12/2017 8-K”), to inform the public that the Merger had been consummated and to provide certain other information related thereto. Because prior to the Merger, IMSC was a “shell company” (as defined in Rule 405 of the Securities Act), the Company is required to file a Current Report on Form 8-K containing such information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act (a “Super 8-K”). The 6/12/2017 8-K did not constitute a Super 8-K. This Current Report on Form 8-K is the Company’s Super 8-K.

Although this Current Report on Form 8-K includes the audited financial statements and accompanying footnotes and the related Management’s Discussion and Analysis of Financial Condition and Result of Operations (“MD&A”) of EPT for the 12 months ending December 31, 2016 and 2015, due to unanticipated and unintended delays this Super 8-K does not include the financial statements and footnotes thereto and related MD&A disclosure of EPT for the three (3) months ending March 31, 2017 and 2016. We are however, working diligently to finalize such items and intend to as soon as reasonably possible file the same with the SEC in an amendment to this Current Report on Form 8-K.

Because IMST prior to the Merger and since approximately June 30, 2014 was a “shell company”, the information included in IMST’s financial statements filed with the SEC in quarterly and annual reports of IMST prior to the Merger was in our determination non-material, and as a result we have not included any pro-forma financial information of IMST and EPT in this Current Report on Form 8-K.

Item 1.01.
Entry into a Material Definitive Agreement.

On or about December 28, 2016, IMST entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EPT Merger Inc., a Delaware corporation and wholly owned subsidiary of IMST (“Merger Sub”), and EPT, pursuant to which the parties agreed that on the Effective Date (as defined below), EPT would merge with and into Merger Sub and EPT would be the surviving company thereof and as a result would become a wholly-owned subsidiary of IMST.

For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference. Item 2.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Merger Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the Merger Agreement which was filed as an exhibit to our 6/12/2017 8-K.

Item 2.01.
Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

On June 9, 2017 (the “Effective Date”), pursuant to the Merger Agreement, Merger Sub and EPT consummated the Merger, and as a result EPT became a wholly-owned subsidiary of IMST.

Immediately following the Effective Date, we had issued and outstanding the following shares of our common stock (i) 40,000,000 shares issued to former EPT stockholders in the Merger, (ii) 12,000,023 shares issued to our shareholders immediately prior to the Effective Date, (iii) 565,000 shares issued to purchasers of EPT common stock purchased in a private placement conducted by EPT prior to the Effective Date (the “EPT Offering”), which EPT shares were converted into such 5,650,000 shares of our common stock in the Merger, (iv) 1,045,000 shares issued to holders of EPT warrants which were exercised and converted into shares of our common stock in the Merger, and (v) 2,066,000 shares held by prior purchasers of $758,000 aggregate principal amount of EPT convertible notes which EPT convertible notes were converted into EPT common stock and thereafter converted into shares of our common stock in the Merger. In addition we will issue 998 shares of our to be created 6% Series B Preferred convertible preferred stock (the “Series B Preferred”), with each Series B Preferred having a stated value of $1,000, is convertible into shares of our common stock at a conversion price of $0.50 per share, accrues dividends at a rate of 6% per annum (subject to increase), have customary beneficial ownership blockers, various anti-dilution rights including for sales and/or issuance of our common stock and/or derivate securities with a sale price and/or conversion, exchange or exercise price (as the case may be) below $0.50 per share and will contain optional and mandatory conversion and mandatory redemption provisions. Such 998 B Shares will be issued to holders of 998 shares of substantially identical Series B Preferred stock of EPT.

On the Effective Date, Michael Hlavsa, our sole officer and director resigned from such positions and David Skriloff, the EPT chief executive officer was appointed as our sole director and our chief executive officer and treasurer; and Shane Sims, EPT’s president and chief operating officer was appointed as our president, chief operating officer and secretary.

Pursuant to the Merger Agreement we are obligated to pay to IMST’s majority shareholder prior to the Merger $550,000 as a result of its cancellation of 11,810,830 shares of our common stock pursuant to the Merger Agreement.

EPT is required to and will offer certain of its former shareholders appraisal rights pursuant to the Delaware General Corporate Law (the “DGCL”).

As contemplated by the Merger Agreement, on February 1, 2017 IMST’s then sole director and IMST’s then majority shareholder approved a name change of IMST from “International Metals Streaming Corp.” to “Environmental Packaging Technologies Holdings, Inc.,” in February 2017, IMST’s sole director approved a forward split of IMST’s outstanding and authorized common stock at a ratio of 2.17079 to 1 and IMST requested that the Financial Industry Regulatory Authority (“FINRA”) change the trading symbol of our common stock from “IMST” to “EPTI”. IMST submitted an issuer company-related action notification form to FINRA requesting FINRA to approve the name change, forward split and symbol change, which name change and forward stock split FINRA approved on February 14, 2017 with an effective date of February 16, 2017 and the symbol change was effective as of February 28, 2017. As a result of the forward split, our authorized common stock consists of 108,539,500 shares of common stock, par value $0.001 per share.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the complete text of the original Merger Agreement and the two amendments thereto. The Merger Agreement was filed as Exhibit 2.1 to IMST’s Current Report on Form 8-K filed with the SEC on December 29, 2016, the first amendment to the Merger Agreement was filed as Exhibit 2.2 to IMST’s Current Report on Form 8-K filed with the SEC on April 18, 2017 and the 2nd amendment to the Merger Agreement was filed as Exhibit 2.3 to the 6/12/2017 8-K, each of which is incorporated by reference herein.

Accounting Treatment

The Merger is being treated as a reverse acquisition of IMST, a public shell company, for financial accounting and reporting purposes. As such, EPT is treated as the acquirer for accounting and financial reporting purposes while IMST is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the SEC will be those of EPT, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of EPT.

Smaller Reporting Company

Following the consummation of the Merger, the Company will continue to be a “smaller reporting company,” as defined in Regulation S-K promulgated under the Exchange Act.

BUSINESS

Overview

Environmental Packaging Technologies, Inc. (EPT, www.eptpac.com) was incorporated in 2011 with headquarters in Houston, Texas, manufacturing facilities in Zeeland, Michigan, as well as operations in the Netherlands, Argentina, and South Korea, and sales in over twenty-eight countries in the Americas, Europe, and Asia. In 2015, EPT’s total revenue was approximately $16.2M with a $2M operating loss. In 2016, EPT’s total revenue was over $17.3M with a $1.4M operating profit.

EPT is a pioneer in the field of flexitank manufacturing, and it is the only company manufacturing flexitanks in the United States. EPT’s flexitank is a soft sided single use container enabling bulk shipment of non-hazardous liquids. EPT believes it flexitanks are considered to be the least expensive and most environmentally friendly way to ship bulk non-hazardous liquids over long distances. One flexitank can hold up to 24,000 liters of liquids which in most instances is the weight limit for such a container and therefore allows for the most possible amount of liquid to be shipped in a single container.

Although counterintuitive, one of the main reasons that a flexitank is the least expensive transportation method is its one time use design. This eliminates the cost of clean-out and also shipping empty containers back to the original source of the product, as most are really only a one-way product. For example, there is a lot of orange juice shipped from Brazil to the rest of the world, but very little orange juice is shipped back. Therefore, if a container was not single use, empty containers would need to be returned to Brazil for reuse. As everyone is trying to save money in shipping, the use of a flexitank makes tremendous sense in this common example.

This value proposition continues when a shipper is using a dedicated liquid tanker truck. These trucks are more expensive to operate and harder to find than a traditional tractor trailer. As the flexitank is transported by a traditional tractor trailer, it is materially cheaper to ship the liquid with a Flexitank. This also does not take into account that it is much easier for a traditional tractor trailer to find a return load (and does not need a specific clean-out) as compared to a dedicated liquid tanker truck (“isotank”).

Within the flexitank industry, EPT believes that it makes the highest quality flexitank with the strongest materials, which altogether have the lowest rates of leakage or breakage in the industry. EPT also believes that it carries the highest amount of insurance in case of leakage or breakage. EPT believes breakage has been an issue with cheaper flexitanks manufactured by some of EPT’s competitors. Any time there is a break, there is not only the cost of the cleanup and the cost of the lost product that spilled, but also a potentially substantial negate publicity. As an example, of a flexitank on a train carrying diesel fuel, breaks on a bridge over a river which causes the diesel fuel to spill into the river. While the direct economic cleanup cost is not cheap, the indirect costs of bad publicity can be even greater. By offering a solution that is still substantially less expensive than any other method of shipping yet one that does not break or have leakage issues, plus has a large insurance policy, EPT believes it has created a strong industry niche for itself, which EPT believes continues to expand.

EPT also believes it differentiates itself from competitors by making its Flexitanks with a higher capability to handle temperature extremes, than other competing products. All EPT Flexitanks are made with materials that can withstand heated liquids as high as 180o Fahrenheit. This has allowed EPT to win a major new customer relationship with a producer of Bitumen in the tar sands of Canada. Essentially, Bitumen is the petroleum part of asphalt. To ship bitumen, it is generally heated to about 170oF in order to be viscous enough to be pumped. This relationship alone is now ramping, and is currently expected to become a substantial customer over the next 12 months. EPT believes that it makes the only Flexitank capable of handling this level of heat.

This ability to withstand high heat also allows EPT’s products to be used to ship products aseptically. In order for a customer’s liquids to be shipped aseptically, all materials that come in contact with the liquid being transported and the outside air must be sterilized. EPT believes it has the only bag on the market that can withstand this level of heat sterilization. A product stored aseptically can withstand warmer temperatures without spoiling, or the need for refrigeration such as juice or milk boxes.

EPT has three separate flexitanks – its Big Red Flexitank, its Big Red Wine-Pac and its newest product Liquiride, launched in 2016. EPT’s products have been used to ship hundreds of different products including petroleum products, base oils, wine, juice, milk, high-fructose corn syrup, additives, specialty chemicals like liquid latex, and many other types of liquid products.

The Big Red Flexitank, similar to the other flexitanks in the industry, is a large single soft-sided composite plastic bag that fits within a 20’ shipping container and is secured by bulkheads. It has certifications for shipping on most of the world’s railways, roads and ships – a very difficult and time consuming process. EPT believes that it has the premiere product as it has a long history of the fewest leaks within the industry, with substantially less than 0.1% of all tanks developing a problem. In 2016, EPT sold more than 24,000 Flexitanks and generated $17.3 million in revenues from those sales, including logistics services associated with the shipments that use our products.

Diagram of a Big Red Flexitank within a 20’ Shipping Container

EPT believes that its biggest advantage comes from its newest flexitanks product – its patent pending LiquirideTM. The Liquiride is a smaller size Flexitank, which has multiple competitive advantages, from which it is now beginning to open up entire new flexitank markets for EPT, which previously have been inaccessible to any other flexitank providers. Because of the engineering physics of its unique design, as well as the high quality of the bag itself, Liquiride has unique advantages that are summarized as follows:

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EPT believes that LiquiRide is the only flexitank on the market that can be used inside of 40-foot and 53-foot intermodal metal shipping containers (as opposed to 20 foot containers for all other flexitanks).

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EPT believes that LiquiRide is the only flexitank on the market that can be used inside of a standard 40-foot intermodal refrigerated containers or refrigerated tractor trailer (“REEFERs”).

Currently, EPT believes that the other flexitank manufacturers are only making bags that can be utilized in only 20-foot intermodal metal shipping containers. All bags used in 20-footers are specifically designed to fill up 70%-80% of the available space in those containers. These regular flexitanks use the strong side-walls of the 20-foot metal container to provide the primary structural support of the bag and lock it in place. However in a 40-foot or 53-foot metal container, regular flexitanks do not fill up as much space and are nowhere near as snug, thereby creating an unacceptable transport hazard (because the weight of the 20-foot size filled flexitank that is no longer snug, throws around too much force). Because of its uniquely designed and patent-pending engineering physics, the smaller, flatter Liquiride is essentially a free-standing bag when filled with product, which does not throw its weight around and thereby does not materially impinge on the side-walls. This allows it to be placed in the larger 40 & 53-foot metal containers, without reliance on the side-walls to contain the bag. EPT believes that to date, no other manufacturer has come up with a design that can be efficiently and robustly manufactured, which actually works on a free-standing basis, and does not rely on the walls of a container to give it that needed support. This ability to be free-standing is necessary for 40-foot REEFERS, where the side walls are substantially thinner than in a traditional container, and would otherwise deform such container if it were used for substantial amounts of support.

This, EPT believes, provides it with a critical advantage, because in the past decade, 20-foot metal containers have reduced significantly as a percentage of the manufactured intermodal market. They have been increasingly replaced by 40-footers for rail and ocean-freight, and 53-footers for over-the-road transport. Therefore, the average freight cost of these larger containers have become on average cheaper than 20-foot containers, especially because they make up a larger percentage of the overall available intermodal market at any one time or location. By using 3 Liquirides per container, shippers of bulk liquids can take advantage of these larger intermodal options, and still ship close to or even more liquids, in a greater percentage of the available freight market and creates a much greater degree of flexibility for the shipper.

EPT also believes that its Liquiride product is the only flexitank that will work in a refrigerated shipping container (“Refeer”) and therefore is the only product that can be used with a liquid in which temperature control is important. Consider the shipment of orange juice concentrate or fresh juice in which the liquid needs to remain cold or will spoil. Historically, these needed to be shipped using other methods. EPT believes that the use of flexitanks as opposed to other methods of shipping within a refrigerated container could save $2,500 to $3,000 per container.

Picture of a LiquiRide within a 40’ refrigerated container

In addition to our two main products, the Big Red Wine-Pac is a flexitank customized to meet the specific requirements of the wine industry. The BIG Red Wine-Pac is constructed with a high strength multi-layer tubing containing an effective gas barrier to protect oxygen sensitive products such as wine or, for certain oils and solvents, to provide a barrier that keeps the noxious odors from escaping to the outside air.

EPT’s Wine Pac within a 20’ Shipping Container

Strategic Relationships

EPT has entered into several strategic relationships and joint ventures in 2016 that it believes will be a driver to our growth. One of those relationships is an exclusive agreement with one of the world’s largest shippers for the use of BIG Red LIQUIRIDE™s in all of such shipper’s ocean going refrigerated containers. The shipper has begun selling BIG Red LIQUIRIDE™s as part of an overall refrigerated container sale and has initially targeted the orange juice market. A number of tests were run with some of the world’s largest orange juice manufacturers with positive results and initial sales of BIG Red LIQUIRIDE™s have recently commenced. EPT and the shipper have also begun to market their combined offerings to producers of other commodities that require temperature control such as milk, other types of juices and certain chemicals.

In addition, EPT established two other strategic relationships during 2016. It has created a joint venture with Synergie, Canada (“Synergie”), a $30 million revenue logistics and shipping company in Canada and with The Vedder Group (“Vedders”), one of the largest Canadian logistics and shipping company focusing exclusively on the shipping of liquids. Both entities are now selling and installing EPT’s flexitanks as part of their respective product offerings to their clients. Through these three partnerships, EPT has been able to essentially expand its products’ salesforce from its eight internal salespeople to more than 100 sales personnel across the various cooperating parties.

Restructuring

Beginning in October 2015 through April, 2017, EPT went through a restructuring. As part of this restructuring, OMB Acquisition Corp., LLC, a limited liability company owned by certain then minority shareholders of EPT including an entity of which David Skriloff our CEO may be deemed an affiliate of OMB, purchased from EDP, LLC, the then controlling shareholder of EPT approximately (i) $13,960,000 of EPT’s subordinated debt, and (ii) $18,990,000 of EPT’s preferred stock. EDP also cancelled all shares of EPT common stock owned by it. In addition, certain owners of the OMB arranged for $3,875,000 of new EPT debt and used $1,800,000 of such new indebtedness to retire all the then approximately $12,600,000 of outstanding senior indebtedness of EPT and the remaining $1,100,000 balance for EPT working capital and general corporate purposes.

Such EPT subordinated debt and preferred stock acquired by the OMB was converted into approximately 2,890,000 EPT shares of common stock, which converted into approximately 28,900,000 shares of our common stock in the Merger.

As part of the restructuring, a new EPT management team was installed including Mr. Skriloff as chief executive officer, a new business strategy was implemented which focused on revenue growth, as opposed to cost control and a change in EPT’s sales strategy focusing on strategic relationships within the shipping industry. This change of strategy EPT believes, resulted in EPT establishing the above mentioned strategic relationships with Synergie Canada, The Vedder Group and a large international shipping company pursuant to which, among other items, EPT’s flexitanks are being offered for sale by such entities to their respective customers. These 3 entities, EPT believes collectively have over 100 sales persons offering our flexitank products to their respective customers. These entities began offering our products toward the end of 2016 and the Company currently believes that such relationships will generate substantial revenues to EPT in 2017 and 2018.

Technical Focus

We are actively engaged in research and development programs designed to improve the manufacture, reliability and installation of our existing flexitank products and to develop new flexitanks to better serve our current and potential future customers. In its research and development efforts, both internal development along with outsourced engineering teams who report to EPT. We place particular emphasis on the development of new products that are compatible with, and build upon, our manufacturing and reliability capabilities.

Certification

In order to transport liquids through flexitanks, extensive certifications and testing must to occur to obtain the required governmental approvals. A number of the world’s highway and train authorities require tests such as collision and drop tests to attempt to ensure the flexitanks will not break or leak. In addition, most of the larger transoceanic shippers require their own tests prior to allowing flexitanks onto their ships. These tests are expensive and time consuming but without them, it becomes very difficult to transport on certain roads, rails and ships. EPT also believes that such testing slows the time for a new entrant or competing product to get to market and has spent considerable resources obtaining such needed certifications.

The following is a list of some of the certifications that EPT has obtained for its flexitanks.

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Passed Association of American Railroad (AAR) Rail Impact Test, Pueblo, CO.

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Passed Association of American Railroad (AAR) Rail Vibration Test (VTU), Pueblo, CO

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Passed Goerlitz Flexitank Rail Impact Test, Brunel Railmotive, Goerlitz, Germany

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Passed Marine Container Test Services DNV 2.7.1 Drop Test and EN 12079> Vertical Impact Test, Liverpool, England

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Received rail certification from Bureas Veritas in Argentina

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Authorized by the Russian Railroad (RZD) for flexitank shipments

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Passed China Railroad Impact Test

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Received Kosher certification from Chicago Rabbinical Council (CRC)

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HALAL Certified

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EU Food Grade Certificate

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FDA Compliant

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ISO 9001:2008 Certificate

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Meets all COA Code of Flexitank Requirements

Manufacturing

EPT believes manufacturing is critical to the successful implementation of its products in the marketplace. We assemble and manufacture components used in our flexitanks through a contract manufacturer based in Zeeland, Michigan. EPT has invested considerable resources to develop our manufacturing process and has provided our contract manufacturer with what we believe to be all of the specialized equipment and knowledge necessary to manufacture our products in efficient and reliable manner. We believe our current manufacturer has the capability of expanding to meet our currently anticipated growth.

Trends Shaping Our Markets

The growth in the use of flexitanks in the shipping market we believe is due to flexitanks offering significant savings when compared to the movement of liquid products in drums, intermediate bulk containers (IBCs), or tank containers. Flexitanks we believe are attractive to shipping lines to facilitate the use of backhaul cargoes from some parts of the world to avoid the costs of repositioning empty boxes. According to a Grand View Research report, global flexitank market demand was 800,000 units in 2014 and is expected to reach 3,135,791 units by 2022 growing at a CAGR of 18.6% from 2015 to 2022. The UK P&I Club projects that in 2015, approximately 15% to 20% of global flexitank loads emanated from South America, with the movement of wine and fruit juices being particularly prominent. EPT believes flexitanks are ideally suited for this type of shipment as they:

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Are a single use product with little risk of cross contamination;

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Have low positioning costs; and

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Exhibit a superior cargo/load ratio

The clients who we sell our flexitanks consists of: operators and freight forwarding firms. Operators largely provide port to port movement of material and in some cases a door to door delivery of material. Freight forwarding firms offer to arrange door to door transport of material for smaller businesses who are unable to or do not wish to utilize operators. EPT currently sells to operators, freight forwarding firms and directly to the end user. EPT therefore operates primarily as a manufacturer and at times also as a freight forwarding or logistics firm.

Growth

EPT is seeing growth from both the Flexitank business and the BIG Red LIQUIRIDE™ product. Growth is also occurring from additional orders from existing customers, new customers and, most importantly, new strategic relationships. Some of the larger opportunities are outlined below:

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Kumho Asiana Group – Kumho in Korea is currently EPT’s largest customer generating sales of approximately 1,000 Flexitanks per month. Although Kumho has indicated to EPT a need to increase its orders.

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Strategic relationship with large transoceanic shipper – an exclusivity agreement has been reached between EPT and a large shipper. The agreement provides for an exclusive relationship for ocean-going reefer based freight. The shipper has agreed to a minimum commitment of 18,000 BIG Red LIQUIRIDE™s per year and we believe such relationship has the potential to result in substantial future orders of BIG Red LIQUIRIDE™ units to be ordered from such shipper.

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Synergie Canada LTD – is a Canadian based freight forwarder and logistics company based in Quebec. We have completed an agreement with Synergie in which it is now exclusively selling our products as part of an overall sale of its services. In this agreement, EPT will be receiving a portion of shipping revenues in addition to sales of Flexitanks.

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Vedders Transportation Group – is a shipping and logistics company that specializes in shipping liquids. Vedders has recently begun offering EPT’s flexitanks to its customers as part of its over-all shipping services.

Strategic Goals

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Grow Revenues and Market Share through Strategic Partnerships. We plan to attempt to increase sales through strategic partnerships such as those currently in place. These relationships provide EPT with substantially expanded reach as our three partners combined have more than 100 sales people selling our products world-wide compared to our internal sales force of 8 salespeople. In addition, our relationship with Synergie is one in which we share in both revenues from shipping and in Flexitank sales. This is a model we would like to duplicate and are working with others to create similar relationships.

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Expand Our Organic Growth Initiatives. EPT believes we have opportunities to further expand revenues with our existing clients by marketing additional service offerings to them, as well as by extending services to existing clients in new geographies. We believe that some of our existing clients will have a need for our new BIG Red LIQUIRIDE™ product and some additional products, such as an aseptic product that we have begun introducing in the first quarter of 2017.

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Increase Operating Margins by Leveraging Operating Efficiencies. We believe that increased volume will improve our costs to manufacture via lower material costs and increased buying power. In addition, we are at the early planning stages to build another manufacturing facility off-shore. Such a facility we believe would allow EPT to both lower costs and increase production capacity and thus better compete globally.

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Invest in research and development. We believe our future success is dependent in large part on the investments we make in research and development, either internally or through acquisitions, and that we should continually develop and introduce innovative solutions, enhance existing solutions and effectively stimulate customer demand for existing and future products.

Our History

In 2011, Environmental Packaging Technologies, Inc. was created to purchase certain assets of Environmental Packaging Technologies, Ltd of Hong Kong (“Ltd”) which was y founded in 2007. Since 2011, the founders of Ltd have no on-going role in EPT and own less than 1.0% of our common stock issued and outstanding.

In 2015, EPT completed a restructuring in which EDP, Ltd, its then largest investor, debtor and shareholder decided to exit the investment. In the restructuring EDP returned the Company all of its shares of common stock to treasury, sold $18.9 million of our preferred stock and $13.9 million of our subordinated debt held by EDP to OMB Acquisition Corp., LLC (“OMB”). EDP also assumed $8.2 million of guarantees of the Company’s senior debt owed to Huntington Bank, and the Company paid the remaining $1.8 million to Huntington Bank to retire that debt in full. OMB subsequently converted all of such acquired debt and preferred stock of EPT to common stock of EPT and provided its member holders with such shares of common stock which were converted to shares of our common stock in the Merger.

In April 2017, EPT entered a revolving credit facility (the “Revolving Facility”) of up to $7.5 million, subject to borrowing base availability, pursuant to Loan and Security Agreements with both ExWorks and the Export/Import Bank. Borrowing for all overseas A/R and finished goods inventory intended for use overseas is provided by the Export/Import bank and all other borrowing is through ExWorks.  As of May 31, 2017, EPT has drawn down a total of $4.1 million.

Our current corporate structure is as follows:

Proprietary Rights and Technology

Our ability to compete is dependent in part upon our proprietary rights and technology. We rely on a combination of trademark, copyright, trade secret and patent laws in the United States and globally as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brands and maintain programs to protect and enforce our rights. These laws and contractual provisions, however, provide only limited protection of our proprietary rights and technology, which include confidential information and trade secrets that we attempt to protect through confidentiality and nondisclosure provisions in our agreements. We typically seek to protect our confidential information and trade secrets through these contractual provisions for the terms of the applicable agreement and, to the extent permitted by applicable law, for some negotiated period of time following termination of the agreement. Listed below are the patents currently held by or submitted by EPT:

Patent / Application Number	Country	Title	Type	Filing Date And Issue Date
12/616,825	U.S.	Shipping Container Systems	Application	11/12/2009
CA 2686180	Canada	Shipping Container Systems	Application	11/17/2009
12/576,684	U.S.	Methods, Systems, and Kits for Shipping and/or Off-Loading Granular Products	Application	10/09/2009
12/901,363	U.S.	Upright Side Support Beam System for Shipping Containers Used with Bulk Liquid Cargo	Application	10/08/2010

Also, EPT has filed a patent application (14/945,648) in the U.S. The pending patent application covers systems and methods for shipping liquid using multiple bladders placed on a non-slip mat and oriented in a manner such that the seams of the bladders are aligned parallel to the sides of the shipping container (for example, the seams can be touching the sides of the container). This pending patent application makes up the underlying technology around our new BIG Red LIQUIRIDE™ container.

In addition to patents, EPT has trademarks protecting the names of many of its products. The trademarks include BIG Red Flexitank®, EPT Wine-Pak, and BIG Red LIQUIRIDE™.

Competition

We expect to experience competition from two main areas: flexitank manufacturers and shipping logistic companies. Various flexitank manufacturers such as Qingdao LAF Packaging Co., LTD, BLT Flexitank Industrial Co., LTD, and MY Flexitank Industries Sdn Bhd are active in offering flexitank solutions to the shipping carrier market. Multiple shipping logistic firms such as Trans Ocean, Braid and Hoyer incorporate flexitank solutions into their door to door service offering. We expect our proven track record for reliability and capability to offer a more flexible and economic solution with our Liquidride offering will provide us with an advantage over our competition.

There are various options available to companies when it comes to transporting bulk products, including tanks, bins, and inflatable storage tanks. However, we believe our products help companies ensure hygiene and cargo security and reduce overall transportation costs in a competitively sustainable manner.

Employment

As of March 31, 2017 EPT currently has 24 employees, of whom 4 are executives, 1 employee is engaged in product development, engineering and research and development, 9 employees are engaged in sales and marketing, 6 employees are engaged in administrative and clerical services and 4 employees are engaged in customer service.

None of our employees are represented by labor organizations. We consider our relationship with our employees to be excellent.

Our Corporate Information

Our principal executive offices are located at 6100 West by Northwest, Suite 110, Houston, TX 77040. Our telephone number is 877-824-4733. Our website address is www.eptpac.com. These are textual references only. We do not incorporate the information on, or accessible through, any of our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

Risk Factors

Risks Related to Our Business, Operations and Financial Condition

We have a substantial accumulated deficit and a history of recurring losses and we may never achieve and or sustain profitability. In addition, we may be unable to continue as a going concern.

We are not profitable and have incurred losses since our inception in 2011, except for a one-time net gain in 2015 resulting from the reorganization and forgiveness of debt. We continue to incur research and development and general and administrative expenses related to our operations.

We incurred a net loss of $179,658 for the year ended December 31, 2016 and total liabilities of $ 23,948,067 from August 8, 2011 (date of inception) to December 31, 2016.

The amount of future losses and when, if ever, we will achieve profitability are uncertain. If our products do not achieve market acceptance, we may never become profitable. Additionally, if we are not successful in growing revenues and controlling costs, we will not achieve profitability and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

Our recurring losses have raised substantial doubt regarding our ability to continue as a going concern.

Our recurring losses raise substantial doubt about our ability to continue as a going concern. Our financial statements included elsewhere in this prospectus include a note describing the conditions which raise this substantial doubt. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended December 31, 2016 referring to our recurring losses and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We may require substantial additional funding, which may not be available to us on acceptable terms, or at all.

Our cash balance at December 31, 2016 was $814,778 and in the first six months of 2017 raised additional equity and debt capital.  We may require additional funding to fund and grow our operations and continue developing certain products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In the event we required additional capital, the inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we require and are unable to obtain additional financing, we will likely be required to curtail our development plans. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

We primarily dependent on two products.

EPT primarily has two products- the BIG Red Flexitank® and its newest product, launched in 2016, BIG Red LIQUIRIDE™. Therefore, the BIG Red Flexitank® and BIG Red LIQUIRIDE™ products account for a substantial portion of our revenues for the foreseeable future. As a result, our future operating results are dependent upon continued and further market acceptance of those products. Factors adversely affecting the pricing of, demand for, or market acceptance of such products, such as regulatory complications, competition, or technological change, could have a material adverse effect on our business, operating results, and financial condition.

Our failure to effectively manage growth could impair our business.

Our business strategy contemplates a period of rapid growth which may put a strain on our administrative and operational resources, and our funding requirements. Our ability to effectively manage growth will require us to successfully expand the capabilities of our operational and management systems, and to attract, train, manage, and retain qualified personnel during our initial product launch and future launches of our other products. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing. If we are unable to appropriately manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

Although we have a substantial product liability insurance policy, which we believe will protect us, we may be subject to product liability claims, and may not have sufficient product liability insurance to cover any such claims, which may expose us to substantial liabilities.

We may be exposed to product liability claims from consumers of our products. It is possible that any product liability insurance coverage we obtain will be insufficient to protect us from future claims. Further, we may not be able to obtain or maintain insurance on acceptable terms or such insurance may be insufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient insurance coverage could have a material adverse effect on our business, prospects, and results of operations if claims are made that exceed our coverage.

Our costs will increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

Prior to the closing of the Merger, EPT operated as a private company. Following the closing of the Merger, the Company will be a publicly traded company and will file various reports with the SEC including annual reports on Form 10-K, quarterly reports on Form 10-Q and current Reports on Form 8-K. As a result of such and other obligations relating to us being a publicly traded issuer filing reports with the SED, we will incur additional legal, accounting, compliance and other expenses that EPT did not incur as a private company.

We depend on third-party suppliers for materials and components for our products.

We depend on a limited number of third-party suppliers for the materials and components required to manufacture our products and certain of the materials and components required to produce our products are single sourced. A delay or interruption by our suppliers may harm our business, results of operations, and financial condition, and could also adversely affect our future profit margins, and/or force us to cease production altogether. In addition, the lead time needed to establish a relationship with a new supplier, should one exist, can be lengthy, and we may experience significant delays in meeting demand in the event we must change or add new suppliers, should one exist. Our dependence on our suppliers exposes us to numerous risks, including but not limited to the following: our suppliers may cease or reduce production or deliveries, raise prices, or renegotiate terms; we may be unable to locate a suitable replacement supplier on acceptable terms or on a timely basis, or at all; and delays caused by supply issues may harm our reputation, frustrate our customers, and cause them to turn to our competitors for future needs.

We may not be able to manage our strategic partners effectively.

Our growth strategy includes strategic partners to assist in the selling of our products and to broaden our reach to potential customers. The process to bring on, train and assist strategic partners is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on both existing and potential partners, and there is no guarantee that these will be successful in ultimately increasing our business.

Failure to manage our partners effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of any or all partnership, or may not realize them in the time frame expected.

Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.

Our working capital requirements and cash flows have historically been, and are expected to continue to be, subject to quarterly and yearly fluctuations, depending on a number of factors. Factors which could result in cash flow fluctuations include:

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the level of sales and the related margins on those sales;

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the collection of receivables;

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the timing and size of purchases of inventory and related components; and

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the timing of payment on payables and accrued liabilities.

If we are unable to manage fluctuations in cash flow, our business, operating results and financial condition may be materially adversely affected. For example, if we are unable to effectively manage fluctuations in our cash flows, we may be unable to make required payments on our indebtedness.

We operate in a highly competitive industry.

Our industry is highly competitive, and we will face increased competition from companies with strong positions in certain markets we serve and in new markets and regions we may enter. These companies offer new, disruptive or substitute products and services that compete for the pool of available customer demand.

Many of these competitors have, and our potential competitors may have, significantly greater financial and other resources than we do and have spent, and may continue to spend, significant amounts of resources to try to enter or expand their presence in the market. Increased competition or other competitive pressures have and may continue to result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

Some of EPT’s customers are required to purchase equipment by soliciting proposals from a number of sources and, in some cases, are required to purchase from the lowest bidder. While we attempt to price our products competitively based upon the relative features they offer, our competitors’ prices and other factors, we are often not the lowest bidder and may lose sales to lower bidders.

Competitors may be able to respond to new or emerging technologies and changes in customer requirements more effectively and faster than we can or devote greater resources to the development, promotion and sale of products than we can. Current and potential competitors may establish cooperative relationships among themselves or with third parties, including through mergers or acquisitions, to increase the ability of their products to address the needs of customers.

EPT does not have its own manufacturing facilities and will be dependent on third parties for product manufacture. EPT may be unable to control the availability or cost of producing its products.

EPT does not have its own manufacturing facilities and has engaged a third-party manufacturer to provide contract manufacturing capabilities. There can be no assurance that EPT’s products can be manufactured in sufficient commercial quantities, in compliance with our requirements and at an acceptable cost. Establishing a replacement source for any of EPT’s products could require significant time and additional expense. Furthermore, third party manufacturers may encounter manufacturing or quality control problems. Any such failure could delay or prevent EPT from shipping products and marketing its products. In the future EPT may engage other contract manufacturing organizations in addition to our current manufacturer or create its own capability.

Testing of potential products will be required and there is no assurance of regulatory approval.

The effect of government regulation and the need for approval may delay marketing of new products for a considerable period of time, impose costly procedures upon EPT’s activities and provide an advantage to larger companies that compete with EPT. There can be no assurance that regulatory approval for any products developed by EPT will be granted on a timely basis or at all. Any such delay in obtaining, or failure to obtain, such approvals would materially and adversely affect the marketing of any contemplated products and the ability to earn product revenue. Further, regulation of manufacturing facilities by state, local, and other authorities is subject to change. Any additional regulation could result in limitations or restrictions on EPT’s ability to utilize any of its technologies, thereby adversely affecting EPT’s operations. Various federal and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of food products. The process of obtaining these approvals and the subsequent compliance with appropriate U.S. and foreign statutes and regulations are time-consuming and require the expenditure of substantial resources. In addition, these requirements and processes vary widely from country to country.

Our suppliers may not be able to always supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third party suppliers can adversely affect our revenue.

We will rely on our third-party suppliers for components and depend on obtaining adequate supplies of quality components on a timely basis with favorable terms to manufacture our products. Some of those components that we sell are provided to us by a limited number of suppliers. We will be subject to disruptions in our operations if our sole or limited supply contract manufacturers decrease or stop production of components or do not produce components and products of sufficient quantity. Alternative sources for our components will not always be available. Many of our components are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components.

To prevent future overselling we have worked closely with our suppliers to establish protocols to handle unexpected orders of key products and components. In addition, it is our intention, as mentioned in the use of proceeds, to allocate financial resources to improve our inventory management, including establishing an inventory buffer of components appropriate to our business. However, we cannot assure that our attempt will be successful or that product or component shortages will not occur in the future. If we cannot supply products due to a lack of components, or are unable to utilize other components in a timely manner, our business will be significantly harmed. If inventory shortages continue, they could be expected to have a material and adverse effect on our future revenues and ability to effectively project future sales and operating results.

We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense and we may not be able to attract or retain highly qualified personnel in the future. In addition, there is a limited quantity of qualified personnel with experience in the flexitank market. In making employment decisions, particularly in the job candidates often consider the value of the equity awards they would receive in connection with their employment. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing products and services, ensure full compliance with international and federal regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

EPT has entered into, and we may continue to enter into, strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize, and performing under these arrangements may adversely affect our results of operations.

We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider to have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow them to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around their patents or develop products similar to the EPT work products that are not within the scope of their patents. Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of the issued patents or pending patent applications of EPT provide any protectable, maintainable or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights in the United States and other countries. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

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misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;
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our confidentiality agreements will not be honored or may be rendered unenforceable;
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third parties will independently develop equivalent, superior or competitive technology or products;
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disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or
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unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could

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adversely affect our reputation with customers;
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be time-consuming and expensive to evaluate and defend;
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cause product shipment delays or stoppages;
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divert management’s attention and resources;
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subject us to significant liabilities and damages;
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require us to enter into royalty or licensing agreements; or
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require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

If we are unable to anticipate customer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability

Our success depends on our ability to anticipate and react to the demands and preferences of customers in a timely manner. If we are unable to introduce new solutions or products in a timely manner or our new offers are not accepted by our customers, our competitors may introduce more attractive offers which would adversely impact our competitive position. Failure to respond in a timely manner to changing consumer preferences could lead to, among other things, lower revenues and excess inventory positions of outdated products.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

We will need to respond to technological advances in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Related to Our Common Stock

There is currently a limited public trading market for our common stock and one may never develop. We voluntarily file reports with the SEC.

Our common stock currently is eligible for quotation on the OTC Pink Marketplace. There currently is a limited trading market for our shares of common stock, and no assurances can be given that any public market will develop in the foreseeable future, or even if it does, that an active trading market will develop or be sustained. As a result, our investors may have limited or no ability to liquidate their investments.

The OTC Pink Marketplace is a less recognized market than the registered securities exchanges and are often characterized by low trading volume and significant price fluctuations.  These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited.  If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock. These factors could impact the value of the Company and impair the value of our common stock.

Because we were a “shell company,” Rule 144 is unavailable until one year has elapsed from the date that we have filed “Form 10 information” with the SEC, including current financial statements.

Rule 144 provides, as indicated above, that sales of securities of a former shell company may only be made once the applicable waiting period has terminated and only if appropriate current information is available by the company and that it has filed all relevant periodic reports that it is required to file. Rule 144 will be unavailable to holders of restricted securities until one year has elapsed from the date that we filed “Form 10 information” (as defined in Rule 144) with the SEC along with audited financial statements. Since, as indicated above, we have not included unaudited financial statements for the three (3) months ended March 31, 2017, Rule 144 will not be available and holders of shares of our common stock that are deemed “restricted securities” under the Securities Act will not be able to sell such shares under Rule 144 until the date one (1) year from the date we file an amendment to this Current Report on Form 8-K which includes such unaudited financial statements. Once we become current, no assurance can be made that the Company will be able to remain current with its reports. In addition to the above, because we voluntarily file SEC reports with the SEC, following the one (1) year period discussed above, holders will not be permitted to rely on Rule 144 for sales of our shares, unless and until such time as we are mandatorily required under SEC laws, rules and regulations to file periodic reports with the SEC.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

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the announcement of new products or product enhancements by us or our competitors;
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developments concerning intellectual property rights;
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changes in legal, regulatory, and enforcement frameworks impacting our products;

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variations in our and our competitors’ results of operations;
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fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;
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the results of product liability or intellectual property lawsuits;
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future issuances of common stock or other securities;
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the addition or departure of key personnel;
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announcements by us or our competitors of acquisitions, investments or strategic alliances; and
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general market conditions and other factors, including factors unrelated to our operating performance.

Further, the general stock market has recently experienced price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment. Sales of shares of our common stock could also depress the then price of our shares.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of a reverse merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “reverse merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial.  Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We may issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with capital raising activity, hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. We expect to authorize in the future a substantial number of shares of our common stock for issuance under a stock option or similar plan, and may issue equity awards to management, employees and other eligible persons. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company. In addition, we may seek stockholder approval to increase the amount of the Company’s authorized stock, which would create the potential for further dilution of current investors.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Current Report, our directors, executive officers, principal stockholders and affiliated entities may be deemed to beneficially own, in the aggregate, approximately 45% of our outstanding voting securities as of the date hereof. As a result, if some or all of such parties acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our Company.

Our board of directors has significant control over the Company. We have no committees comprised of independent directors.

We currently only have one (1) director, Mr. Skriloff. At such time as we obtain director and officer liability insurance we may appoint additional directors. Because Mr. Skriloff is our sole director, he has significant control over all corporate issues. In addition, Mr. Skriloff is our CEO. We have no board committees comprised of independent members, and we do not have an audit or compensation committee comprised of independent directors.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We continue to assess our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completely implemented these changes. Failure to implement these changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with “Selected Financial Data” and our financial statements and the related notes appearing elsewhere in this document. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Cautionary Statements Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties and assumptions associated with these statements. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Financial Discussion

You should read the following discussion and analysis of our financial condition and results of operations together with “Selected Financial Data” and our financial statements and the related notes appearing elsewhere in this document. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Cautionary Statements Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties and assumptions associated with these statements. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

Environmental Packaging Technologies, Inc., or EPT, is a specialty packaging company manufactures, markets and sells a single use system to safely transport bulk, non-hazardous liquids, offering products that provide innovative solutions to meet growing global demand. It has created a patented transportation system that consists of a two-ply plastic tube encased in a woven material that can be filled with up to 6,340 gallons of liquid. EPT primarily has two separate products – the BIG Red Flexitank® and its newest product BIG Red LIQUIRIDE™, launched in 2016.  EPT’s products have been used to ship hundreds of different products from bio diesel, wine, juice, milk, high-fructose corn syrup, and even liquid latex.

Growth through Joint Ventures and Strategic Partners

Our growth strategy includes a combination of internal growth from the hiring of additional sales people and from the use of partners to sell our products as part of a single shipping solution.  In 2016, we closed on a joint venture with Synergie Canada and an exclusive sales relationship with one of the world’s largest shipping firms in which each will sell our products as part of an overall, one-stop, shipping solution.  We believe that this will greatly propel sales as we are in essence increasing our sales force from the 8 internal salespeople we currently have to more than 100 that are being utilized by our partners.  Over the course of 2017, we believe that we will finalize several other similar relationships.

We also plan to build an addition manufacturing facility that should lower our costs and increase our gross margins.

As a result, we believe we will be able to achieve significant increases in revenues while simultaneous reductions in our costs of revenue and selling, general and administrative expenses from the levels currently incurred as a percentage of revenues, thereby increasing our EBITDA and cash flows.

Financial Overview

For 2016, EPT generated revenues of $17.3 million, an increase of $1.1 million from 2016 revenues of $16.2 million.  Most of this was created from the establishment of our two strategic relationships and an increase in business from several of our longstanding customers.  Also, in 2016 our operating gain/(loss) increased from a loss of $2.0 million in 2015 to a gain of $1.4 million in 2016.  This was primarily a result of increased volume and a reduction in our SG&A.   In 2016, we had net loss of ($179,658) as compared to a gain of $7,785,824 in 2015.  The gain in 2015 was attributed to gains from the retirement of debt and from its restructuring in October of 2015.  For 2016, the Company outperformed 2015 on an operating basis but did not realize any one-time gains as it had in 2015.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act), for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act.  Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.  We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

Results of Operations

Comparison of the Year Ended December 31, 2016 and the Year Ended December 31, 2015

The following table summarizes our results of operations for the years ended December 31, 2016 and 2015, together with the changes in those items in dollars and as a percentage:

	2016	2015	% Change
Revenues	$17,301,708	$16,234,894	6.6%
Cost of Sales	11,656,784	13,053,164	-10.7%
Gross Profit	5,644,924	3,181,730	77.4%
SG&A	4,285,721	5,197,846	-17.5%
Interest Expense	995,435	889,396	11.9%
Net Income (Loss)	$(179,658)	$7,785,824	n/a

Revenues

Consolidated revenue increased $1.1 million from 2015 to 2016, primarily the establishment of its two strategic relationship in 2016 along with an increase business from several longtime customers.

Cost of Sales

Cost of sales decreased year over year despite higher revenues as a result of a concerted effort to reduce costs in its manufacturing process.  It also decreased due to the recognition of inventory that had previously been written off.

SG&A Expenses

Sales, general and administrative expenses decreased by 17.5% from 2015 to 2016 primarily as a result of charges associated with the restructuring that occurred in October 2015 that did not exist for 2016.

Interest Expenses

Interest expenses remained fairly constant from 2015 through 2016 although our debt increased by approximately $1.4 million.  Most of that increase occurred in November 2016 with the closing of the $795,000 convertible notes and thus had little effect on annual interest expenses.

Net Income (Loss)

In 2015, the one-time gain from the reorganization and forgiveness in debt in 2015 created gains that were not present for 2016.  Without such one-time gains, 2016 net income improved from 2015.

Liquidity and Capital Resources

Sources of Liquidity

In 2016, besides cash from operations, we generated liquidity primarily from a $795,000 bridge loan completed in November 2016 and several short term loans.

In 2015, we generated liquidity primarily from a $3.5 million senior secured loan in October of which $1.8 million of that was used to repay a previous bank loan.

Based on our current level of operations along the new A/R and Inventory based borrowing facility with ExWorks and the Export/Import Bank and with the proceeds from a financing that we expect to close in the next 30 days, we believe these sources will be adequate to meet our liquidity needs for at least the next 12 months.

Cash Flows

The following table sets forth the significant sources and uses of cash for the periods set forth below:

	2016	2015
Cash used in Operating Activity	$(1,251,189)	$(876,932)
Cash used in Investing Activity	-	-
Cash provided by Financing Activity	1,063,500	1,445,545

Operating Activities

The change in cash from operating activities from 2015 to 2016 was due from the better performance in 2016, an increase in inventory by $1.7 million in 2016 and from the gain from recovery of bad debt in 2015.

Investing Activities

For 2015 and 2016 there no cash from financing activities.

Financing Activities

For 2016, the Company raised $2.4 million in debt, the largest single amount in a convertible note for $795,000.  For 2015, the Company raised $3.5 million senior secured financing and repaid $1.8 million as part of the restructuring of October 2015.

Revolving Credit Facility

In April 2017, we closed a revolving credit facility (the “Revolving Facility”) of up to $7.5 million, subject to borrowing base availability, pursuant to Loan and Security Agreements with both ExWorks and the Export/Import Bank. Borrowing for all overseas A/R and finished goods inventory intended for use overseas is provided by the Export/Import bank and carries an interest rate of prime plus 4%.  All other borrowing is through ExWorks and carries an interest rate of 2% per month.  The maturity date of loans under the Revolving Facility will be one year from closing.

The Revolving Facility is secured by a first priority security interest in all assets including receivables and inventory with the exception of receivables from our Korean subsidiary.

The Revolving Facility is subject to mandatory prepayments if the aggregate amount of the outstanding advances exceeds either $7.5 million or the borrowing base, in an amount equal to such excess. Additionally, the Revolving Facility is subject to various covenants requiring minimum financial and asset coverage ratios, and additional borrowing may be limited by these ratios. The Revolving Facility is also subject to other covenants and events of default.  Failure to comply with these covenants and other provisions could result in an event of default under the Loan Agreement. If an event of default occurs, the bank could elect to declare all amounts outstanding under the Revolving Facility to be immediately due and payable, enforce their interest in collateral pledged under the Loan Agreement or cease advancing money or extending credit to EPT under the Revolving Facility.

Future Funding Requirements

EPT believe that it will require one additional financing of approximately $5 million in order to provide the capital it needs to hit its growth targets.  This includes, but is not limited to creating a second manufacturing facility to service our business in the Far East and build an additional assembly line in its current manufacturing facility.  It is currently in the midst of this financing and has had an initial close of approximately $2.8 million.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements as defined under Securities and Exchange Commission rules.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods.  We evaluate these estimates and judgments on an ongoing basis.  We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note [3] to our financial statements appearing elsewhere in this 8k, we believe that the following accounting policies are the most critical for fully understanding and evaluating our financial condition and results of operations.

Significant Accounting Policies

Basis of Presentation

We have prepared the accompanying unaudited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the years ended December 31, 2016 and 2015 are not necessarily indicative of the results that may be expected for future years.

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Principles of Consolidation

The consolidated financial statements include the accounts of Environmental Packaging Technologies, Inc and its wholly-owned subsidiaries, in Korea, the Netherlands, China and Argentina.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company uses the liability method of accounting for income taxes in accordance with US GAAP. Deferred taxes, if any, are recognized for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. A valuation allowance is provided against deferred tax assets if it is more likely than not that the asset will not be utilized in the future.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense.

Revenue Recognition

We recognize revenue, including freight charged to customers, net of applicable rebates, estimates for sales returns and allowances and discounts, when the earnings process is complete. This occurs when products have been shipped to, or received by, the customer, in accordance with the terms of the agreement entered into between us and such customer, title and risk of loss has been transferred, pricing is fixed or determinable, and collectability is reasonably assured.

Cash and Cash Equivalents

For purposes of cash flow, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Restricted Cash

The Company considers cash or highly liquid debt instruments on deposit with financial institutions which are held to secure an obligation by the Company to be restricted cash.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.

The Company will establish an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other relevant information.  Management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk associated with accounts receivable.  The Company considers the current accounts receivable balance to be very collectible.  Accordingly, the Company has recorded an allowance for bad debt of $20,773 at December 31, 2016.

Property and Equipment

At the end of 2013, the Company wrote off all PP&E that was on its balance sheet.  Subsequently, it made no large capital expenditures in property nor equipment.  All small expenditures such as replacement parts for equipment is expensed.

Intangibles

The Company does not have any intangibles for financial reporting purposes, however, an intangible remains on the tax books and is to be amortized for income tax purposes.

Fair Value of Financial Instruments

The Company does not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Based on the FASB’s Exposure Draft Update issued on April 29, 2015, and approved in July 2015, Revenue from Contracts With Customers (Topic 606): Deferral of the Effective Date, ASU 2014-09 is now effective for reporting periods beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The adoption of ASU 2014-09 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Presentation of Financial Statements - Going Concern (Subtopic 205-10). ASU 2014-15 provides guidance as to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of ASU 2014-15 is not expected to have any impact on the Company’s consolidated financial statement presentation and disclosures.

In January 2015, the FASB issued Accounting Standards Update No. 2015-01 (ASU 2015-01), Income Statement - Extraordinary and Unusual Items (Subtopic 225-20). ASU 2015-01 eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. Paragraph 225-20-45-2 contains the following criteria that must both be met for extraordinary classification: (1) Unusual nature. The underlying event or transaction should possess a high degree of abnormality and be of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the entity, taking into account the environment in which the entity operates. (2) Infrequency of occurrence. The underlying event or transaction should be of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the entity operates. If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the guidance prospectively. A reporting entity also may apply the guidance retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The adoption of ASU 2015-01 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02), Consolidation (Topic 810). ASU 2015-02 changes the guidance with respect to the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. All legal entities are subject to reevaluation under the revised consolidation mode. ASU 2015-02 affects the following areas: (1) limited partnerships and similar legal entities; (2) evaluating fees paid to a decision maker or a service provider as a variable interest; (3) the effect of fee arrangements on the primary beneficiary determination; (4) the effect of related parties on the primary beneficiary determination; and (5) certain investment funds. ASU 2015-02 is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the guidance in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this guidance using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. The adoption of ASU 2015-02 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments–Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which makes targeted improvements in the recognition, measurement, presentation, and disclosure of financial instruments. For public entities, ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is still evaluating the impact ASU 2016-01 will have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which, among other things, requires the recognition of lease assets and lease liabilities on the balance sheets of lessees, along with the disclosure of key information about leasing arrangements. When effective, the ASU will supersede, and add Topic 842, Leases to the FASB ASC. In addition to replacing FASB ASC 840 with FASB ASC 842, it also amends and supersedes a number of other paragraphs throughout the FASB ASC. The ASU is effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is still evaluating the impact ASU 2016-02 will have on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, changing how entities account for certain aspects of share-based payments to employees. The new guidance requires excess tax benefits and tax deficiencies to be recognized as income tax expense or benefit in the income statement, and could introduce volatility to the Company’s provision for income taxes. Excess tax benefits must be presented as an operating activity on the statement of cash flows rather than a financing activity. ASU 2016-09 requires companies to make an accounting policy election at the time of adoption to either estimate the number of awards that are expected to vest (consistent with existing U.S. GAAP) or account for forfeitures when they occur. The forfeiture election provision must be applied using a retrospective transition approach, with a cumulative-effect adjustment recorded to retained earnings as of the beginning of the period of adoption. The new guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The adoption of ASU 2016-09 is not expected to have any impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, which is included in ASC Topic 326, Measurement of Credit Losses on Financial Instruments. The new guidance revises the accounting requirements related to the measurement of credit losses and will require entities to measure all expected credit losses for financial assets based on historical experience, current conditions and reasonable and supportable forecasts about collectability. Assets must be presented in the financial statements at the net amount expected to be collected. The guidance will be effective for the fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted with fiscal years beginning after December 15, 2018. The Company is evaluating the impact this standard will have on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which is included in FASB Accounting standards Codification (ASC) Topic 230, Statement of Cash Flows. The new guidance clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows, including contingent consideration payments made after a business combination and distributions received from equity method investees. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The Company does not plan to early adopt and is currently evaluating the impact this standard will have on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, requiring entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted if in the first interim period an entity issues interim financial statements. ASU 2016-16 must be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which is included in FASB Accounting Standards Codification (ASC) Topic 230, Statement of Cash Flows. The new guidance requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, providing a framework for entities to use when determining whether a set of assets and activities constitutes a business. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, and should be applied prospectively. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates step two from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss should be recognized in an amount equal to the excess, but limited to the total amount of goodwill allocated to the reporting unit. The guidance must be applied on a prospective basis and disclosure of the nature of and reason for the change in accounting principle is required upon transition. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s consolidated financial statement presentation or disclosures.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

DESCRIPTION OF PROPERTIES

The Company owns no properties and leases several properties. The Company leases its principal corporate offices which are located at 6100 West by Northwest, Suite 110, Houston, TX 77025. These offices consist of approximately 1,000 square feet of office space and 15,000 square feet of warehouse that we lease on a month-to-month basis that was renewed in October 2016. The monthly rent for these offices is $5,596.

In addition, the Company has sales and administration offices located in Seoul, South Korea; The Netherlands; and in Buenos Aries, Argentina to support its foreign subsidiaries and overseas operations. The total rent on these overseas offices is approximately $2,550 per month.

The Company also leases a 200 square foot office for administrative staff in Allendale, Michigan; 10,000 square foot storage depots in Long Beach, California and Savannah, Georgia. The leases are all on a month-to-month basis. The aggregate monthly rent for these offices is approximately $1,000.

The Company believes its leased office and warehouse facilities are adequate for its current needs.

MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECUTITIES.

(a) MARKET INFORMATION. The Company common stock is listed for quotation on the OTC Pink marketplace. Beginning on February 28, 2017, the trading symbol for the OTC Markets became "EPTI". Prior to February 28, 2017, the trading symbol for the common stock was "IMST". The following table sets forth based upon Bloomberg Markets the range of high and low prices for the Company's common stock for the periods indicated. These prices represent reported transactions between dealers that do not include retail markups, markdowns or commissions, and do not necessarily represent actual transactions and include intra-day prices.

COMMON STOCK
Year/Fiscal Period	High ($)*	Low ($)*

2017 (through June 14, 2017)	1.34	0.24

Based upon quotations provided by Bloomberg Markets, on June 14, 2017, the opening and closing price of the Company's common stock was $1.29 and $1.27, respectively.

* Based upon quotations provided by Bloomberg Markets.

(b) HOLDERS. As of May 31, 2017, the Company had approximately 144 shareholders of record of its common stock.

(c) DIVIDENDS. The Company has not declared cash dividends on its common stock since its inception, and the Company does not anticipate paying any dividends in the foreseeable future. The B Shares when issued place certain restrictions on the Company’s ability to pay dividends until such preferred stock is redeemed or fully converted. Additionally, the Company’s credit agreement with its lenders contains additional restrictions on the Company’s ability to pay dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 13, 2017, for:

●
each of our directors and nominees for director;
●
each of our named executive officers;
●
all of our current directors and executive officers as a group; and
●
each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 52,000,000 shares of our common stock.

Named Executives Officers and Directors (1)	Number of SharesBeneficially Owned (2)	Percent of Class (3)

David Skriloff (4)(5)(6)	8,800,000	14.5%
Shane Sims	600,000	<1%

All Executive Officers and Directors as a group (4 person)		15.5%

5% Shareholders
David Belding (5)	9,500,000	15.6%
MKM Opportunity Master Fund, Ltd (5)	8,200,000	13.4%
Partizipant, LLC (5)	8,675,000	14.2%

(1) (2) (3)
Unless otherwise noted, the address for each of the named beneficial owners is: 6100 West by Northwest, Suite 110 Houston, Texas 77040.

Beneficial ownership is determined in accordance with the rules of the SEC generally and includes voting or investment power with respect to securities. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares a power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In accordance with SEC rules, shares of common stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, we believe the persons or entities named in the table above have sole voting and investment power with respect to all shares of the common stock indicated as beneficially owned by them.

In determining percentage of outstanding, we included shares issued and outstanding, shares obligated to be issued and the securities identified (if consisting of derivative securities) as if issued. As of June 13, 2017, we had 60,761,023 shares of common stock issued and outstanding.

(4)
Includes 8,200,000 shares held by MKM Opportunity Master Fund, Ltd. (“MKM”). Mr. Skriloff, who is a member of the general partner of MKM, may be deemed an affiliate of MKM. However, Mr. Skriloff denies beneficial ownership of all 8,200,000 shares owned by MKM.

(5)	Acquired such shares as a result of being a member of OMB.
(6)	Includes 600,000 shares owned by Mr. Skriloff.

MANAGEMENT

Current Management

The following table sets forth the names and ages of the incoming directors and executive officers:

Name	Age	Positions Held
David Skriloff*	51	Chief Executive Officer and Director
Shane Sims*	45	President and Chief Operating Officer
____________
*	Denotes an executive officer

David Skriloff –CEO and Director

David Skriloff serves as the Portfolio Manager of MKM, a multi-million dollar hedge fund that has historically invested in microcap public companies as well as private companies. Before forming MKM in 2008, Mr. Skriloff served as the Managing Director – Research and Investments at Vision Capital Advisors, LLC from January 2006 to December 2007.  At Vision Capital Advisors, he participated in the growth of assets under management from $12 million in January 2006 to $625 million in December 2007.  Prior to Vision Capital, he served as an Executive Vice President of Business Development for Millivision, Inc., and served as the Chief Financial Officer and Chief Administrative Officer of eGlobe, Inc., a global telecommunications Nasdaq listed company. Prior to joining eGlobe, he served with Gerard Klauer Mattison & Co., a registered investment bank and eGlobe's financial banker, where he held the position of Senior Associate before being promoted to Vice President of Corporate Finance.  He also served as an Associate at The American Acquisition Company, a venture capital group and was a co-founder and Senior Vice President of Sales and Marketing at Performance Technologies, Inc., a computer software company.

Mr. Skriloff received a B.S. degree in Electrical Engineering from Carnegie-Mellon University in 1987 and an M.B.A. from New York University in 1992.

Shane Sims – President and Chief Operating Officer

Mr. Sims has been with EPT since 2007 working in various positions within the Company’s sales and engineering functions and working his way to his current position. Mr. Sims is the primary inventor and architect of the Company’s BIG Red LIQUIRIDE™ product along with most of the entire manufacturing process. Prior to EPT, Mr. Sims has been an entrepreneur and business owner of several logistic and distribution companies.

Director Independence

At this time, there a no independent directors.

 Employment Agreements

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors intends going forward to receive and review periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board of Directors intends to focus on the most significant risks facing the Company and our general risk management strategy, and also will attempt to ensure that risks undertaken by the Company are consistent with the board’s appetite for risk. While the board oversees our risk management, management is responsible for day-to-day risk management processes.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

a)
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b)
any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

c)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

d)
being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

e)
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

f)
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Currently, the Board does not have any audit, nominating or compensation committees, or committees performing similar functions.

Director Relationships

There are no family relationships between or among any of the incoming directors or executive officers.

EXECUTIVE COMPENSATION

EPT became our wholly owned subsidiary as a result of the consummation of the Merger on or about June 9, 2017. The following table summarizes all compensation earned in each of EPT’s last two fiscal years ended December 31, 2015 and 2016 by: (i) its principal executive officer; and (ii) its two most highly compensated executive officers other than the principal executive officers who were serving as executive officers at the end of the last completed fiscal year.

Summary Compensation Table

Name and principal position	Year	Salary($)	Bonus($)	Stock awards($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)
David Skriloff	2015	0	0	0	0
Chief Executive Officer and Treasurer	2016	90,000	0	0	90,000
Shane Sims	2015	132,000	250	0	132,250
President and Secretary	2016	145,500	20,500	60	166,060
Chad Schreiber	2015	80,000	250	0	80,250
Corporate Controller	2016	83,077	8,000	0	91,077

The Company has no written employment agreements with any of the above persons. The oral agreements are month to month and such persons can be fired at any time.

All bonuses are at the discretion of the Board.

In 2016, the Board awarded Shane Sims 60,000 shares of EPT stock which converted to 600,000 shares of our common stock in the Merger.

The current salaries of the named executive officers are $180,000, $150,000 and $91,384.70, however the Board may from time to time increase such salaries depending on performance.

Employment Agreement

There are currently no employment agreements. The Company in the future may enter into such agreements.

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Other than cash compensation arrangement to our officers discussed above under “Executive Compensation,” there are no transactions since March 1, 2013, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of 5% or more of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

EPT paid Joe Kowal, a director of EPT prior to the Merger and the owner of Partizipant, LLC, consulting fees as follows: 2015 - $100,000; 2016 – $62,000 and 2017 - $35,000. Mr. Kowal’s ongoing consulting agreement with EPT could potentially require EPT to pay him up to $125,000 in certain circumstances.

EPT has outstanding a $150,000 promissory note issued to Mr. Belding that bears interest at the rate of 10% per annum and matures on December, 2017.

EPT has outstanding a $375,000 promissory note issued to OMB which bears interest at the rate of 6% per annum and matures on October 15, 2018.

Director Independence

LEGAL PROCEEDINGS

The Company is a party to various litigation in the normal course of its business. The Company intends to vigorously pursue and defend its position in these matters. Management cannot predict or determine the outcome of this matter or reasonably estimate the amount or range of amounts of any fines or penalties that might result from an adverse outcome. It is possible, however, that an adverse outcome could have a material adverse impact on our consolidated results of operations, liquidity, and financial position.

During 2015, a few shareholders initiated legal proceedings for claims about ownership rights. The parties entered into an agreement in March 2016 whereby the Company would pay the plaintiffs $445,000. On November 30, 2016, the Company made an initial payment of $25,000 leaving a balance of $420,000, which is accrued as of December 31, 2016 within accrued liabilities in the accompanying consolidated balance sheet. On April 4, 2017, the Company made a second payment in the amount of $100,000 leaving a balance of $320,000. The Company is working to facilitate a remaining payment schedule.

In April 2014, a former investor filed a suit against the Company claiming ownership. The Company’s lawyers estimated that the settlement will be $290,000 and is accrued as of December 31, 2016 within accrued liabilities and other long-term liabilities in the accompanying consolidated balance sheet. This matter was resolved and finalized on April 7, 2017 and the Company’s final settlement was a total payment of $290,000 to the former investor. A total of $120,833 remains to be paid.

RECENT SALES OF UNREGISTERED SECURITIES

See Section 3.02 of the 6/12/2017 Current Report on Form 8-K.

CONTROLS AND PROCEDURES

This report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the company’s registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 108,539,500 shares of common stock, par value $0.001 per share.

Common Stock

Of the authorized common stock, 60,761,023 shares are outstanding as of immediately after the closing of the Merger and after giving effect to the shares to be issued to the former EPT shareholders as a result of the Merger. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Series B Preferred Stock

In conjunction with the Merger, we will issue 998 shares of our Series B Preferred to certain parties previously holding equivalent shares of EPT’s preferred stock. The Series B Preferred include the following terms:

●
Stated Value: $1,000 per share.

●
Ranking: The Series B Preferred are the senior-most equity securities of the Company.

●
Dividends: The Series B Preferred accrue dividends at the rate of six percent (6%) per annum and are payable on October 24, 2018, which is the maturity date for the redemption of the Series B Preferred.

●
Conversion: The Series B Preferred are convertible into shares of the Company’s common stock at a conversion price of $.50 per share at the option of the holder or mandatorily in the event that certain conditions related to the trading price and volume of the Company’s common stock are met.

The above terms are not meant to be exhaustive or to list all the material terms of the Series B Preferred. The certificate of designations to be filed with the Secretary of State of Nevada will contain the full rights and privileges of the Series B Preferred.

Equity Compensation Plan Information

While the Company does not currently have any equity compensation and/or similar or other plans, the Company in the future may adopt one or more such plans.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our By-Laws and Delaware Law

Anti-takeover Effects of Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

●
the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

●
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statute.

At this time, we do not have 100 stockholders of record resident in Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Shares Eligible for Future Sale

As of the date hereof, there were 60,761,023 shares of our common stock outstanding. We are authorized to issue by our Articles of Incorporation, an aggregate of 108,539,500 shares of common stock, par value $0.001 per share.

Rule 144

●
Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months (or longer in the case of former shell companies as described below and/or companies that voluntarily file periodic reports with the SEC like us) would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

●
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company’s securities become listed on NASDAQ or an exchange).

These provisions are, in each case, dependent on the Company being subject to the Exchange Act periodic reporting requirements for at least three months before the sale. However, since our shares are quoted on the OTC Markets, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

IMST was a shell company prior to the filing of this Current Report on Form 8-K. The SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) of this Current Report on Form 8-K are incorporated by reference into this item.

Item 9.01.
Financial Statements and Exhibits.

(a)
Financial Statements of EPT

In accordance with Item 9.01(a): (i) EPT’s audited financial statements for the years ended December 31, 2016 and 2015 are filed as Exhibit 99.1 to this Current Report on Form 8-K

(b)
Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2.	Certificate of Amendment to Articles of Incorporation (2)
3.2.1	Certificate of Amendment to Articles of Incorporation (4)
3.2.2	Certificate of Change filed February 2, 2017 (4)
3.2	By-Laws (1)
10.1
Agreement of Merger and Plan of Reorganization, dated as of December, 28 2016, by and among International Metals Streaming Corp., EPT Acquisition Corporation and Environmental Packaging Technologies, Inc. (3)

10.2	Amendment to Merger Agreement (5)
10.3	Amendment No. 2 to Merger Agreement (6)
21.1	Subsidiaries of the Registrant*
99.1	Audited consolidated financial statements of Environmental Packaging Technologies Holdings, Inc. for the years ended December 31, 2016 and December 31, 2015*
_________
*	Filed herewith
(1)	Incorporated by reference from the registrant's Registration Statement on Form S-1 filed on July 11, 2012
(2)	Incorporated by reference from the registrant's Current Report on Form 8-K filed on September 26, 2013
(3) (4)
Incorporated by reference from the registrant's Current Report on Form 8-K filed on December 29, 2016
Incorporated by reference from the registrant's Annual Report on Form 10-K filed on February 17, 2017

(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the SEC on April 18, 201
(6)	Incorporated by reference to the registrant’s Current Report on Form 8-K dated on June 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Environmental Packaging Technologies Holdings, Inc.

Date: June 21, 2017	/s/ David Skriloff
Chief Executive Officer